Exhibit 4.1

WESTERN SILVER CORPORATION

2005 STOCK OPTION PLAN

(AMENDING AND RESTATING THE 1999 STOCK OPTION PLAN, THE 2000 STOCK
OPTION PLAN, THE 2002 AMENDED STOCK OPTION PLAN AND ADOPTING A
10% ROLLING PLAN)

ARTICLE ONE

DEFINITIONS AND INTERPRETATIONS

Section 1.01         Definitions: For purposes of the Plan, unless such word or term is otherwise defined herein or the context in which such word or term is used herein otherwise requires, the following words and terms with the initial letter or letters thereof capitalized shall have the following meanings:

(a)
"Change of Control" means the acquisition by any person or by any person and a Joint Actor, whether directly or indirectly, of voting securities as defined in the Securities Act) of the Corporation, which, when added to all other voting securities of the Corporation at the time held by such person or by such person and a person acting "jointly or in concert with" another person as that phrase is interpreted in section 96 of the Securities Act, totals for the first time not less than fifty percent (50%) of the outstanding voting securities of the Corporation or the votes attached to those securities are sufficient, if exercised, to elect a majority of the Board of Directors of the Corporation

(b)	"Committee" shall mean the Directors or, if the Directors so determine in accordance with section 2.03 of the Plan, the committee of the Directors authorized to administer the Plan;

(c)	"Common Shares" shall mean the common shares of the Corporation, as adjusted in accordance with the provisions of Article Six of the Plan;

(d)	"Corporation" shall mean Western Silver Corporation, a corporation existing pursuant to the provisions of the Business Corporations Act (British Columbia);

(e)	"Directors" shall mean the directors of the Corporation from time to time;

(f)
"Eligible Insiders" shall mean the Insiders of the Corporation or of any subsidiary of the Corporation from time to time who, by the nature of their positions are, in the opinion of the Committee, in a position to contribute to the success of the Corporation;

(g)
"Eligible Employees" shall mean employees, including officers, whether Directors or not, and including both full-time and part-time employees, of the Corporation or any subsidiary of the Corporation who, by the nature of their positions or jobs are, in the opinion of the Committee, in a position to contribute to the success of the Corporation;

(h)
"Employment Contract" means any contract between the Corporation or any subsidiary of the Corporation and any Eligible Employee or Service Provider relating to, or entered into in connection with, the employment of the Eligible Employee or the engagement of the Service Provider;

(i)	“Insider” means an insider as defined in the Securities Act;

(i)	"Option" shall mean an option to purchase Common Shares granted pursuant to, or governed by, the Plan;

(j)	"Optionee" means a Participant to whom an Option has been granted pursuant to the Plan;

(k)	"Option Period" shall mean the period of time during which the particular Option may be exercised;

(l)
"Service Provider" shall mean any person or corporation, other than an Employee or Insider, engaged to provide services for the Corporation or for any entity controlled by the Corporation for an initial, renewable or extended period of twelve months or more;

(m)	"Participant" shall mean each Eligible Insider, Eligible Employee and Service Provider;

(n)	"Plan" shall mean this stock option plan;

(o)	"Securities Act" means the British Columbia Securities Act, R.S.B.C. 1996, c.418, as amended, from time to time;

(p)	“TSX” shall mean The Toronto Stock Exchange;

(q)	"TSX Insider" shall mean

(i) an insider of the Corporation, other than a person who is an insider of the Corporation solely by virtue of being a director or senior officer of a subsidiary of the Corporation; and

(ii) an associate of any person who is an insider of the Corporation within the meaning of paragraph (i) of this definition;

(r)	"U.S. Act" means the Securities Act of 1933 of the United States, as amended; and

(s)	"Vested" means that an option has become exercisable in respect of options held by an optionee.

Section 1.02         Securities Definitions: In the Plan, the terms "associate", "subsidiary" and "insider" shall have the meanings given to such terms in the Securities Act.

Section 1.03         Headings: The headings of all articles, sections, and paragraphs in the Plan are inserted for convenience of reference only and shall not affect the construction or interpretation of the Plan.

Section 1.04         Context, Construction: Whenever the singular or masculine are used in the Plan, the same shall be construed as being the plural or feminine or neuter or vice versa where the context so requires.

Section 1.05         References to the Plan: The words "herein", "hereby", "hereunder", "hereof" and similar expressions mean or refer to the Plan as a whole and not to any particular article, section, paragraph or other part hereof.

Section 1.06         Canadian Funds: Unless otherwise specifically provided, all references to dollar amounts in the Plan are references to lawful money of Canada.

ARTICLE TWO

PURPOSE AND ADMINISTRATION OF THE PLAN

Section 2.01         Purpose of the Plan: The Plan provides for the grant of Options to Participants for the purpose of advancing the interests of the Corporation through the motivation, attraction and retention of key employees and directors of the Corporation and subsidiaries of the Corporation and to secure for the Corporation and the shareholders of the Corporation the benefits inherent in the ownership of Common Shares by key employees and directors of the Corporation and subsidiaries of the Corporation, it being generally recognized that stock option plans aid in attracting, retaining and encouraging employees and directors due to the opportunity offered to them to acquire a proprietary interest in the Corporation.

Section 2.02         Administration of the Plan. The Plan shall be administered by the Committee and the Committee shall have full authority to administer the Plan including the authority to interpret and construe any provision of the Plan and to adopt, amend and rescind such rules and regulations for administering the Plan as the Committee may deem necessary in order to comply with the requirements of the Plan. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and conclusive and shall be binding on the Participants and the Corporation. No member of the Committee shall be personally liable for any action taken or determination or interpretation made in good faith in connection with the Plan and all members of the Committee shall, in addition to their rights as Directors, be fully protected, indemnified and held harmless by the Corporation with respect to any such action taken or determination or interpretation made. The appropriate officers of the Corporation are hereby authorized and empowered to do all things and execute and deliver all instruments, undertakings and applications and writings as they, in their absolute discretion, consider necessary for the implementation of the Plan and of the rules and regulations established for administering the Plan. All costs incurred in connection with the Plan shall be for the account of the Corporation.

Section 2.03         Delegation to Committee: All of the powers exercisable hereunder by the Directors may, to the extent permitted by applicable law and as determined by resolution of the Directors, be exercised by a committee of the Directors comprised of not less than three Directors.

Section 2.04         Record Keeping: The Corporation shall maintain a register in which shall be recorded:

(a)	the name and address of each Optionee;

(b)	the number of Common Shares subject to Options granted to each Optionee; and

(c)	the aggregate number of Common Shares subject to Options.

Section 2.05         Previously Granted Options: There are outstanding options for the purchase of an Common Shares granted by the Corporation to eligible parties pursuant to the Corporation’s 1996 amended stock option plan, 1999 stock option plan, 2000 stock option plan and 2002 amended stock option plan (the “Pre-Existing Plans”). The Plan is an amendment and restatement of the Pre-Existing Plans by the incorporation of the options issued and issuable under such plans into the Plan. Options which are outstanding under the Pre-Existing Plans as of the effective date of this Plan shall continue to be exercisable, shall be governed by and be subject to the Plan and shall be deemed to be Options granted under the Plan. However, to the extent that the terms and conditions of any such option are inconsistent with the terms and conditions of the Plan, the terms and conditions of such option shall govern.

ARTICLE THREE

ELIGIBILITY AND PARTICIPATION
IN THE PLAN AND GRANT OF OPTIONS

Section 3.01         Eligibility: Options shall only be granted to Participants.

Section 3.02         Determination of Option Recipients and Option Terms: The Committee shall from time to time determine the Participants to whom Options shall be granted, the number of Common Shares to be made subject to and the expiry date of each option granted to each Participant and the other terms of each Option granted to each Participant including any vesting provisions that may be applicable, all such determinations to be made in accordance with the terms and conditions of the Plan, and the Committee may take into consideration the present and potential contributions of and the services rendered by the particular Participant to the success of the Corporation and any other factors which the Committee deems appropriate and relevant. Each Option granted to a Participant shall be evidenced by a stock option agreement containing terms and conditions consistent with the provisions of the Plan, which terms and conditions need not be the same in each case. No Participant who is a Director shall vote on any motion considered by the Directors granting any Option to such Director.

ARTICLE FOUR

NUMBER OF COMMON SHARES SUBJECT TO THE
PLAN, EXERCISE PRICE AND TERM OF OPTIONS

Section 4.01         Number of Shares: The maximum number of Common Shares which may be made subject to Options at any time and from time to time shall not exceed 10% of the total number of Common Shares then outstanding on a non-diluted basis, subject to adjustment in accordance with Article Six of the Plan. In addition, the maximum number of Common Shares which, together with Common Shares subject to a security-based compensation arrangement (within the meaning of the policy on security based compensation arrangements of the TSX) with such Participant or Participants, as the case may be, may be:

(a)	reserved for issue pursuant to Options granted to Participants who are TSX Insiders shall not exceed 10% of the number of Common Shares then outstanding;

(b)	issued pursuant to the exercise of Options granted to Participants who are TSX Insiders within a one-year period shall not exceed 10% of the number of Common Shares then outstanding;

(c)
issued pursuant to the exercise of Options granted to any one Participant who is a TSX Insider and the associates of such Participant within a one-year period shall not exceed 5% of the number of Common Shares then outstanding; and

(d)	reserved for issue pursuant to Options granted to any one Participant shall not exceed 5% of the number of Common Shares then outstanding.

For purposes of this section 4.01 (a) through (d), the number of Common Shares then outstanding shall mean the number of Common Shares outstanding on a non-diluted basis immediately prior to the proposed grant of the applicable option, excluding Common Shares issued pursuant to share compensation arrangements over the preceding one-year period. If Options are exercised, or are surrendered, terminate or expire without being exercised in whole or in part, the Common Shares which were the subject of such Options may again be made subject to an Option.

Section 4.02         Exercise Price: The price per share at which any Common Share which is the subject of an Option may be purchased shall be determined by the Directors at the time the Option is granted, provided that such price shall be not less than the closing price of the Common Shares on the TSX or if the Common Shares are not then listed on the TSX, on the most senior of any other exchange on which the Common shares are then traded, on the last trading day immediately preceding the date of grant of such Option.

Section 4.03         Term of Options: The Option Period for each Option shall be such period of time as shall be determined by the Committee, subject to any Employment Contract, provided that no Option Period shall exceed 10 years. The Committee may determine the number or percentage of Common Shares which may be purchased by an Optionee during any particular time period within the Option Period.

ARTICLE FIVE

EXERCISE OF OPTION, EFFECT OF DEATH AND
TERMINATION OF EMPLOYMENT AND WITHHOLDING TAXES

Section 5.01         Exercise of Option:

(a)
Exercise: Subject to any restriction on the number or percentage of Common Shares which may be purchased by the Optionee during any particular time period within the Option Period determined by the Committee, an Option may be exercised by the Optionee in whole at any time, or in part from time to time, during the Option Period, provided however that, except as otherwise specifically provided in section 5.02 or section 5.03 hereof or in any Employment Contract, no Option may be exercised unless the Optionee at the time of exercise thereof is:

(i)
in the case of an Eligible Employee, in the employment of the Corporation or a subsidiary of the Corporation and has been continuously so employed since the date of grant of such option, provided however that a leave of absence with the approval of the Corporation or such subsidiary of the Corporation shall not be considered an interruption of employment for purposes of the Plan;

(ii)
in the case of an Eligible Insider who is not also an Eligible Employee, a director of the Corporation or a subsidiary of the Corporation and has been such a director continuously since the date of grant of such Option; and

	(iii)	in the case of an Service Provider, engaged in providing services for the Corporation or an entity controlled by the Corporation and has been so engaged since the date of grant of such Option.

(b)
Payment of Exercise Price: The exercise of any Option shall be contingent upon receipt by the Corporation of payment of the aggregate purchase price for the Common Shares in respect of which the Option has been exercised. No Optionee or legal representative, legatee or distributee of any Optionee will be, or will be deemed to be, a holder of any Common Shares with respect to which such Optionee was granted an Option, unless and until certificates for such Common Shares are issued to such Optionee, or them, under the terms of the Plan. Subject to section 9.04 hereof, upon an Optionee exercising an Option and paying the Corporation the aggregate purchase price for the Common Shares in respect of which the Option has been exercised, the Corporation shall as soon as practicable issue and deliver a certificate representing the Common Shares so purchased.

Section 5.02         Effect of Death: If a Participant shall die while an Optionee, any Option held by such Optionee at the date of death shall be exercisable in whole or in part only by the person or persons to whom the rights of the Optionee under the Option shall pass by the will of the Optionee or the laws of descent and distribution for a period of one year after the date of death of the Optionee or prior to the expiration of the Option Period in respect of the Option, whichever is sooner, and then only to the extent that such Optionee was entitled to exercise the Option at the date of death of such Optionee, subject to the provisions of any Employment Contract.

Section 5.03         Effect of Termination of Employment: If an Optionee shall cease to be a Participant for cause, no Option held by such Optionee shall be exercisable following the date on which such Optionee ceases to be a Participant. If an Optionee ceases to be a Participant for any reason other than for cause or by virtue of death, any Option held by such Optionee at such time shall remain exercisable in full at any time, and in part from time to time, for a period of 30 days after the date on which the Optionee ceases to be a Participant or prior to the expiration of the Option Period in respect of the Option, whichever is sooner, and then only to the extent that such Optionee was entitled to exercise the Option at such time, subject to the provisions of any Employment Contract.

Section 5.04         Withholding Taxes: The Corporation or any subsidiary of the Corporation may take such steps as are considered necessary or appropriate for the withholding of any taxes which the Corporation or any subsidiary of the Corporation is required by any law or regulation of any governmental authority whatsoever to withhold in connection with any Option including, without limiting the generality of the foregoing, the withholding of all or any portion of any payment or the withholding of the issue of Common Shares to be issued upon the exercise of any Option until such time as the Optionee has paid the Corporation or any subsidiary of the Corporation for any amount which the Corporation or subsidiary of the Corporation is required to withhold with respect to such taxes.

ARTICLE SIX

CAPITAL CHANGES

Section 6.01         Capital Changes: In the event there is any change in the Common Shares, whether by reason of a stock dividend, consolidation, subdivision, reclassification or otherwise, an appropriate adjustment shall be made by the Directors in:

(a)	the number of Common Shares available under the Plan;

(b)	the number of Common Shares subject to Options; and

(c)	the exercise price of the Common Shares subject to Options.

If the foregoing adjustment shall result in a fractional Common Share, the fraction shall be disregarded. All such adjustments shall be conclusive, final and binding for all purposes of the Plan.

Section 6.02         Amalgamation, Consolidation or Merger: If the Corporation amalgamates with, consolidates with or merges with or into, or participates in a statutory arrangement with, another corporation, any Common Shares receivable on the exercise of an Option shall be converted into the securities, property or cash which the Optionee would have received upon such amalgamation, consolidation, merger or arrangement had the Option been exercised prior to such event becoming effective.

ARTICLE SEVEN

TAKE-OVER BIDS AND CHANGES OF CONTROL

7.01         Effect of a Take-Over Bid If a bona fide offer (an "Offer") for Common Shares is made to the optionee or to shareholders of the Corporation generally or to a class of shareholders which includes the optionee, which Offer, if accepted in whole or in part, would result in the offeror becoming a control person of the Corporation, within the meaning of subsection 1(1) of the Securities Act, the Corporation shall, immediately upon receipt of notice of the Offer, notify each optionee of full particulars of the Offer, whereupon all Common Shares subject to such Option will become Vested and the Option may be exercised in whole or in part by the optionee so as to permit the optionee to tender the Common Shares received upon such exercise, pursuant to the Offer. However, if:

(a)	the Offer is not completed within the time specified therein; or

(b)	all of the Common Shares tendered by the optionee pursuant to the Offer are not taken up or paid for by the offeror in respect thereof,

then the Common Shares received upon such exercise, or in the case of clause (b) above, the Common Shares that are not taken up and paid for, may be returned by the optionee to the Corporation and reinstated as authorized but unissued Common Shares and with respect to such returned Common Shares, the option shall be reinstated as if it had not been exercised and the terms upon which such Common Shares were to become Vested pursuant to this section shall be reinstated. If any Common Shares are returned to the Corporation under this section 7.01, the Corporation shall immediately refund the exercise price to the optionee for such Common Shares.

7.02         Acceleration of Expiry Date If, at any time when an Option granted under the Plan remains unexercised, an Offer is made by an offeror, the Directors may, upon notifying each optionee of full particulars of the Offer, declare all Common Shares issuable upon the exercise of Options granted under the Plan, Vested, and declare that the Expiry Date for the exercise of all unexercised Options granted under the Plan is accelerated so that all Options will either be exercised or will expire prior to the date upon which Common Shares must be tendered pursuant to the Offer, provided such Offer is completed.

7.03         Effect of a Change of Control If a Change of Control occurs, all Common Shares subject to each outstanding Option will become Vested, whereupon such Option may be exercised in whole or in part by the optionee.

ARTICLE EIGHT

SECURITIES LAWS
OF THE UNITED STATES OF AMERICA

Section 8.01         Securities Laws of the United States of America: Neither the Options which may be granted pursuant to the provisions of the Plan nor the Common Shares which may be purchased pursuant to the exercise of Options have been registered under the U.S. Act, or under any securities law of any state of the United States of America. Accordingly, any Optionee who is granted an Option in a transaction which is subject to the U.S. Act or the securities laws of any state of the United States of America shall represent, warrant, acknowledge and agree in the agreement containing the Option granted to the Optionee that:

(a)	the Optionee is acquiring the Option and any Common Shares acquired upon the exercise of such Option as principal and for the account of the Optionee;

(b)
in granting the Option and issuing the Common Shares to the Optionee upon the exercise of such Option, the Corporation is relying on the representations and warranties of the Optionee contained in the agreement relating to the Option to support the conclusion of the Corporation that the granting of the Option and the issue of Common Shares upon the exercise of such Option do not require registration under the U.S. Act or to be qualified under the securities laws of any state of the United States of America;

(c)	each certificate representing Common Shares issued upon the exercise of such Option shall bear the following legends:

"THE COMMON SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (C) WITH THE PRIOR WRITTEN CONSENT OF THE CORPORATION, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

"THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT GOOD DELIVERY OF THE COMMON SHARES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE.

A CERTIFICATE WITHOUT A LEGEND MAY BE OBTAINED FROM THE REGISTRAR AND TRANSFER AGENT FOR THE COMMON SHARES OF THE CORPORATION IN CONNECTION WITH A SALE OF THE COMMON SHARES REPRESENTED HEREBY UPON DELIVERY OF THIS CERTIFICATE AND AN EXECUTED DECLARATION BY THE SELLER, IN A FORM SATISFACTORY TO THE REGISTRAR AND TRANSFER AGENT AND THE CORPORATION, TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.";

provided that if such Common Shares are being sold outside the United States of America in compliance with the requirements of Rule 904 of Regulation S under the U.S. Act the foregoing legends may be removed by providing a written declaration by the holder to the registrar and transfer agent for the Common Shares to the following effect:

"The undersigned (a) represents and warrants that the sale of the securities of Western Silver Corporation(the "Corporation") to which this declaration relates is being made in compliance with Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and (b) certifies that (1) the undersigned is not an affiliate of the Corporation as that term is defined in the U.S. Securities Act, (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the undersigned and any person acting on behalf of the undersigned reasonably believe that the buyer was outside the United States (b) the transaction was executed on or through the facilities of The TSX or the TSX Venture Exchange and neither the undersigned nor any person acting on behalf of the undersigned knows that the transaction has been prearranged with a buyer in the United States, and (3) neither the undersigned nor any affiliate of the undersigned nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.";

(d)
other than as contemplated by subsection 8.02(c) hereof, prior to making any disposition of any Common Shares acquired pursuant to the exercise of such Option which might be subject to the requirements of the U.S. Act, the Optionee shall give written notice to the Corporation describing the manner of the proposed disposition and containing such other information as is necessary to enable counsel for the Corporation to determine whether registration under the U.S. Act or qualification under any securities laws of any state of the United States of America is required in connection with the proposed disposition and whether the proposed disposition is otherwise in compliance with such legislation and the regulations thereto;

(e)
other than as contemplated by subsection 8.02(c) hereof, the Optionee will not attempt to effect any disposition of the Common Shares owned by the Optionee and acquired pursuant to the exercise of such Option or of any interest therein which might be subject to the requirements of the U.S. Act in the absence of an effective registration statement relating thereto under the U.S. Act or an opinion of counsel satisfactory in form and substance to counsel for the Corporation that such disposition would not constitute a violation of the U.S. Act or any securities laws of any state of the United States of America and then will only dispose of such Common Shares in the manner so proposed;

(f)
the Corporation may place a notation on the records of the Corporation to the effect that none of the Common Shares acquired by the Optionee pursuant to the exercise of such Option shall be transferred unless the provisions of the Plan have been complied with; and

(g)
the effect of these restrictions on the disposition of the Common Shares acquired by the Optionee pursuant to the exercise of such Option is such that the Optionee may not be able to sell or otherwise dispose of such Common Shares for a considerable length of time in a transaction which is subject to the provisions of the U.S. Act other than as contemplated by subsection 8.01(c) hereof.

ARTICLE NINE

EFFECTIVE DATE OF PLAN, AMENDMENT OF PLAN AND TERMINATION OF PLAN

Section 9.01         Effective Date of Plan: The Plan shall become effective upon the later of the date determined by the Directors and the date of approval of the shareholders of the Corporation given by the affirmative vote of a majority of the Common Shares represented at the meeting of the shareholders of the Corporation at which a motion to approve the Plan is presented.

Section 9.02         Amendment of Plan: The Directors may from time to time in the absolute discretion of the Directors amend, modify and change the provisions of an Option or the Plan without obtaining approval of shareholders to:

(a)	make amendments of a “housekeeping” nature;

(b)	change vesting provisions of an Option or the Plan;

(c)	change the termination provisions of an Option or the Plan which does not entail an extension beyond the original expiry date of the Option or the Plan;

(d)	change the termination provisions of an Option or the Plan which does entail an extension beyond the original expiry date of the Option or the Plan for a Participant who is not an Insider;

(e)	reduce the exercise price of an Option for a Participant who is not an Insider;

(f)
implement a cashless exercise feature, payable in cash or securities, provided that such feature provides for a full deduction of the number of shares from the number of shares reserved under the Plan; and

(g)	make any other amendments of a non-material nature which are approved by the TSX.

All other amendments, modifications or changes shall only be effective upon such amendment, modification or change being approved by the shareholders of the Corporation in a manner similar to the approval contemplated by section 8.01 of the Plan. Any amendment, modification or change of any provision of the Plan shall be subject to approval, if required, by any regulatory body having jurisdiction.

Section 9.03         Termination of the Plan: The Plan may be terminated at any time by the Directors. Notwithstanding the termination of the Plan, any Option outstanding under the Plan at the time of termination shall remain in effect until such Option has been exercised, has expired, has been surrendered to the Corporation or has been terminated.

ARTICLE TEN

MISCELLANEOUS PROVISIONS

Section 10.01         Non-Assignable: No rights under the Plan and no Option awarded pursuant to the provisions of the Plan are assignable or transferable by any Participant other than pursuant to a will or by the laws of descent and distribution.

Section 10.02         Rights as a Shareholder: No Optionee shall have any rights as a shareholder of the Corporation with respect to any Common Shares which are the subject of an Option. No Optionee shall be entitled to receive, and no adjustment shall be made for, any dividends, distributions or other rights declared for shareholders of the Corporation for which the record date is prior to the date of exercise of any Option.

Section 10.03         No Contract of Employment: Nothing contained in the Plan shall confer or be deemed to confer upon any Participant the right to continue in the employment of the Corporation or any subsidiary of the Corporation nor interfere or be deemed to interfere in any way with any right of the Corporation or any subsidiary of the Corporation to discharge any Participant at any time for any reason whatsoever, with or without cause.

Section 10.04         Necessary Approvals: The obligation of the Corporation to grant any Option pursuant to the Plan and to issue, sell and deliver any Common Shares on the exercise of an Option is subject to the approval of any governmental authority or regulatory body required in connection with the grant of such Option or the issue, sale and delivery of such Common Shares by the Corporation. Any Options granted prior to the Corporation’s receipt of such required approvals shall be conditional upon such approval being given and no Options may be exercised unless such approval has been being given.

In the event that any Common Shares cannot be issued to any Optionee pursuant to the exercise of an Option for any reason whatsoever including, without limiting the generality of the foregoing, the failure to obtain any required approval, then the obligation of the Corporation to issue such Common Shares shall terminate and any money paid to the Corporation in connection with the exercise of such Option shall be returned to the Optionee without interest or deduction.

Section 10.05         No Representation or Warranty: The Corporation makes no representation or warranty as to the value of any Option granted pursuant to the Plan or as the future value of any Common Shares issued pursuant to the exercise of any Option.

Section 10.06         Compliance with Applicable Law: If any provision of the Plan or any Option contravenes any law or any order, policy, by-law or regulation of any regulatory body having jurisdiction, then such provision shall be deemed to be amended to the extent necessary to bring such provision into compliance therewith.

Section 10.07         Applicable Law: The Plan and all of the rights and obligations arising herefrom shall be interpreted and applied in accordance with the laws of the Province of British Columbia.

Plan approved by the Board effective February 9, 2005.

Plan approved by the shareholders of the Corporation effective April 4, 2005

Effective date of Plan: April 4, 2005

/s/ Jeffrey Giesbrecht
Jeffrey Giesbrecht Secretary